                              STANDSTILL AGREEMENT


          STANDSTILL AGREEMENT, dated as of August 8, 1996 (this "AGREEMENT"), between Marshall Industries, a California corporation (the "MARSHALL") and Wyle Electronics, a California corporation ("WYLE"). Marshall and Wyle are also each referred to herein individually as a "VENTURE PARTNER" and collectively as the "VENTURE PARTNERS."

          WHEREAS, the Venture Partners have entered into that certain Limited Liability Company Agreement of Accord Contract Services, LLC of even date herewith (the "LLC AGREEMENT") establishing a joint venture between the Venture Partners;

          WHEREAS, Marshall has granted to Wyle certain warrants (the "MARSHALL WARRANTS") to purchase shares of the common stock, $1.00 par value of Marshall (the "MARSHALL COMMON STOCK");

          WHEREAS, Wyle has granted to Marshall certain warrants (the "WYLE WARRANTS" and together with the "MARSHALL WARRANTS," the "WARRANTS") to purchase shares of the common stock, without par value, of Wyle (the "WYLE COMMON STOCK" and, together with the "MARSHALL COMMON STOCK," the "COMMON STOCK");

          WHEREAS, each of the Venture Partners believes that it is desirable to establish certain limitations and procedures with respect to the ownership by the other Venture Partner of their respective Warrants and Common Stock and certain other matters affecting the corporate affairs of the Venture Partners;

          NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

          "AFFILIATE" as applied to any specified person, shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person and, in the case of a person who is an individual, shall include (i) members of such specified Person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act) and (ii) trusts, the trustee and all beneficiaries of which are such specified person or members of such person's immediate family as determined in accordance with the foregoing clause (i). For the purposes of this definition, "CONTROL", when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.


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

          "BENEFICIAL OWNERSHIP", "PERSON" and "GROUP" shall have the respective meanings ascribed to such terms pursuant to Regulation 13D-G adopted by the SEC under the Exchange Act, as in effect on the date hereof.

          "COMBINED VOTING POWER" shall mean, at any measurement date, with respect to either Venture Partner, the total number of votes which could have been cast in an election of directors of such Venture Partners, assuming that a meeting of the shareholders of such Venture Partner been duly held, based upon a record date as of the measurement date, and further assuming that all of such Venture Partner's Voting Securities then outstanding and entitled to vote at such meeting were present and voted to the fullest extent possible at such meeting.

          "VOTING SECURITIES" shall mean, with respect to either Venture Partner, the Common Stock of such Venture Partner, any preferred stock of such Venture Partner that is entitled to vote generally for the election of directors, any other class or series of such Venture Partner's securities that is entitled to vote generally for the election of directors and any other securities, warrants (including the applicable Warrants, whether or not then exercisable), options or rights of any nature (whether or not issued by such Venture Partner) that are convertible into, exchangeable for, or exercisable for the purchase of, or otherwise give the holder thereof any rights in respect of, the Common Stock of such Venture Partner or any other class or series of securities of such Venture Partner that is entitled to vote generally for the election of directors.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "13D/G GROUP" shall mean two or more persons acting together for the purpose of acquiring, holding, voting or disposing of any Voting Securities of a Venture Partner, which persons would be required under the Exchange Act to file a statement on Schedule 13D or 13G with the SEC as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such persons beneficially owned sufficient securities to require such a filing under the Exchange Act.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          SECTION 2.  REPRESENTATIONS AND WARRANTIES.

          Each Venture Partner represents and warrants to the other Venture Partner as follows:

               (a) Such Venture Partner is a validly existing corporation under the laws of the State of California and has the corporate power and authority to enter into this Agreement and perform its obligations hereunder.

               (b) This Agreement has been duly authorized, executed and delivered by such Venture Partner and constitutes the legally valid and binding agreement of such Venture Partner, enforceable against such Venture Partner in accordance with the terms hereof.

               (c) Neither the execution and delivery of this Agreement by such Venture Partner, nor the performance of its obligations hereunder, will conflict with or result in a breach


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of or constitute a default under, any law, rule, regulation, judgment, order or decree of any court, arbitrator or governmental agency or instrumentality, or of any agreement or instrument to which such Venture Partner is party, or of any of the charter documents of such Venture Partner.

               (d) As of the date hereof, such Venture Partner does not own more than 100 shares of Common Stock of the other Venture Partner or any other Voting Securities of such other Venture Partner.

               (e) Other than this Agreement, neither such Venture Partner nor any of its affiliates, has any agreement, arrangement or other understanding with any person with respect to acquiring, holding, voting or disposing the other Venture Partner's Voting Securities.


          SECTION 3. COVENANTS WITH RESPECT TO THE VENTURE PARTNER VOTING SECURITIES AND OTHER MATTERS.

          3.1.  ACQUISITION OF VENTURE PARTNER VOTING SECURITIES.  Subject to
Section 3.2, neither Venture Partner shall directly or indirectly acquire, offer to acquire, agree to acquire, become the beneficial owner of or obtain any rights in respect of any Voting Securities of the other Venture Partner, by purchase or otherwise, or take any action in furtherance thereof, if the effect of such acquisition, agreement or other action would be (either immediately or upon consummation of any such acquisition, agreement or other action, or upon the expiration of any period of time provided in any such acquisition, agreement or other action) to increase the aggregate beneficial ownership of such other Venture Partner's Voting Securities by the first Venture Partner and its affiliates to a number of Voting Securities that represents or possesses 15% or more of the Combined Voting Power of such other Venture Partner's Voting Securities, without the approval of such other Venture Partner's Board of Directors. Notwithstanding the foregoing maximum percentage limitation, no Venture Partner shall be obligated to dispose of any Voting Securities of the other Venture Partner beneficially owned in violation of such maximum percentage limitation if, and solely to the extent that, its beneficial ownership is or will be increased solely as a result of a repurchase, redemption or other acquisition of any Voting Securities by the other Venture Partner or any of its subsidiaries.

          3.2. TAKEOVER PROPOSALS. Neither Venture Partner shall submit a proposal to acquire a majority of the Combined Voting Power of the other Venture Partner's Voting Securities (a "CHANGE OF CONTROL PROPOSAL") to any person unless such Change of Control Proposal (or the submission thereof to any such person) has been approved by the Board of Directors of such other Venture Partner and the following conditions are satisfied:

               (a)  Any such Change of Control Proposal shall contemplate either
(i) a tender offer for all of the outstanding Common Stock of such other Venture Partner not owned by the Venture Partner making such proposal and must be conditioned upon a majority of such Common Stock not owned by such Venture Partner being tendered, or (ii) a merger transaction conditioned upon the holders of a majority of Combined Voting Power of the specified Venture Partner not owned by the Venture Partner making such proposal, present, in person or by proxy, voting in favor of such transaction. In the case of either (i) or (ii), the same consideration must be offered to all of the specified Venture Partner's shareholders.


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               (b)  Any such Change of Control Proposal must be approved by the
Board of Directors of such other Venture Partner, which shall not give its approval unless it has received an opinion from a nationally recognized investment banking firm to the effect that the Change of Control Proposal is fair to the shareholders of the specified Venture Partner from a financial point of view (other than the other Venture Partner making such proposal).

Unless the foregoing conditions have been previously satisfied, a Change of Control Proposal shall not be presented to the shareholders of either Venture Partner (including by way of a tender offer, merger proposal or other Change of Control Proposal that is conditioned on satisfaction of this Section 3.2).

          3.3. DISPOSITION OF VENTURE PARTNER VOTING SECURITIES AND OTHER RELATED MATTERS.

               (a) Without the prior approval of the Board of Directors of the other Venture Partner, neither Venture Partner shall, directly or indirectly, sell, transfer any beneficial interest in, pledge, hypothecate or otherwise dispose of any Voting Security of the other Venture Partner:

                    (i) in a transaction or series of related transactions that would result in a transfer to any person or group of more than 3.0% of the Combined Voting Power of such other Venture Partner, except in response to certain tender or exchange offers as permitted by Section 3.3(b); and

                    (ii) in a transaction or series of related transactions that would result in a transfer to any person or group that, to the knowledge of the transferring Venture Partner at the time of such transaction, upon consummation of such sale, transfer or disposition, would, directly or indirectly, have beneficial ownership of, or the right to acquire beneficial ownership of, such number of Voting Securities of the other Venture Partner that would represent greater than 5.0% (or in the case of any mutual fund or similar institutional investor with the stated intention to remain a passive investor, greater than 10%), of the Combined Voting Power of such other Venture Partner, except in response to certain tender or exchange offers as permitted by Section 3.3(b).

The selling Venture Partner shall request all purchasers of Voting Securities of the other Venture Partner from them in negotiated transactions, and all underwriters, placement agents or brokers ("AGENTS") for any public offerings or open market transactions involving such Voting Securities, to represent and warrant that the requirements of this Section 3.3(a) have been satisfied with respect to such transactions, such representations by Agents to be qualified to the best of such Agents' knowledge.

               (b) Notwithstanding Section 3.3(a), on and after the eleventh business day following the commencement of a tender or exchange offer for outstanding Voting Securities of the other Venture Partner, the specified Venture Partner may tender or exchange any Voting Securities of the other Venture Partner beneficially owned by it pursuant to such offer if such offer shall have been previously approved by the Board of Directors of the subject Venture Partner.


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               (c)  Proposed transfers of Voting Securities by either Venture
Partner that are not in compliance with this Section shall be of no force or effect and shall be null and void.

          3.4. PROXY SOLICITATIONS, ETC. Neither Venture Partner shall solicit proxies, assist any other person in any way, directly or indirectly, in the solicitation of proxies, become a "participant" in a "solicitation," or assist any "participant" in a "solicitation" (as such terms are defined in Rule 14a-1 of Regulation 14A under the Exchange Act) in opposition to the recommendation of the Board of Directors of the other Venture Partner, or submit any proposal for the vote of shareholders of the other Venture Partner, or recommend or request or induce or attempt to induce any other person to take any such actions, or seek to advise, encourage or influence any other person with respect to the voting of Voting Securities of the other Venture Partner, in each case without the prior approval of the Board of Directors of such other Venture Partner.

          3.5. NO VOTING TRUSTS, POOLING AGREEMENTS, OR FORMATION OF "GROUPS". Without the prior approval of the Board of Directors of the other Venture Partner, neither Venture Partner shall form, join in or in any other way participate in any partnership, pooling agreement, syndicate, voting trust or other "group", including a 13D/G Group, with respect to the Voting Securities of the other Venture Partner, or enter into any agreement (other than this Agreement or the Registration Rights Agreement) or arrangement or otherwise act in concert with any other person or group, for the purpose of acquiring, holding, voting or disposing of the Voting Securities of the other Venture Partner.


          3.6. NO SOLICITATION OF BIDDERS. Neither Venture Partner shall directly or indirectly assist, solicit, encourage or induce any person to bid for or acquire outstanding Voting Securities of the other Venture Partners in excess of 5.0% of the Combined Voting Power of the Voting Securities of the other Venture Partner.

          3.7. NON-CIRCUMVENTION. Neither Venture Partner or any affiliate of any such Venture Partner shall take any action, alone or in concert with any other person or group, to seek control of the other Venture Partner or otherwise seek to circumvent the limitations of the provisions of this Section 3 of this Agreement without the approval of the Board of Directors of the other Venture Partner. Without limiting the generality of the foregoing, neither Venture Partner shall, without the approval of the Board of Directors of the other Venture Partner, (i) present to such other Venture Partner or to any third party any proposal that could reasonably be expected to result in a change of control of such other Venture Partner or in any increase beyond the percentage specified in Section 3.1 in the Combined Voting Power of the Voting Securities of such other Venture Partner beneficially owned in the aggregate by the first Venture Partner, (ii) publicly suggest or announce its willingness or desire to engage in a transaction or group of transactions, or have another person engage in a transaction or group of transactions, that would result in a change of control of the first Venture Partner or in any increase beyond the percentage specified in Section 3.1 in the Combined Voting Power of the Voting Securities of such other Venture Partner beneficially owned in the aggregate by the first Venture Partner, (iii) initiate, request, induce or attempt to induce or give encouragement to any other person to initiate any proposal that could reasonably be expected to result in a change of control of such other Venture Partner or in any increase beyond the percentage specified in Section 3.1 in the Combined Voting Power of the Voting Securities of such other Venture Partner beneficially owned in the aggregate


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by the first Venture Partner, or (iv) publicly request, suggest or announce its desire to amend or obtain a waiver of any provision of this Agreement.

          3.8. CONFIDENTIAL INFORMATION. The provisions of Section 12.18 of the LLC Agreement, as in effect on the date hereof, are hereby incorporated by reference and made a part of this document as though fully set forth herein. Such obligations shall continue to be binding on the parties to this Agreement during its term, notwithstanding any earlier termination of the LLC Agreement.

          In addition, each Venture Partner hereby acknowledges that the United States securities laws prohibit any person who has received from an issuer material, non-public information, including certain information that may be part of the Confidential Material (as defined in the LLC Agreement), while such information is non-public, from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

          3.9. VOTING. Each of the Venture Partners shall, at any annual or special meeting of the shareholders at which directors of the other Venture Partner are to be elected, or in connection with a solicitation of consents through which directors of the other Venture Partner are to be selected, vote (or give a written consent with respect to) all of its Voting Securities in the other Venture Partner (i) in favor of the election to the Board of Directors of such other Venture Partner of the persons nominated by the Board of Directors of such other Venture Partner, and all other proposals recommended by the Board of Directors of such other Venture Partner, and (ii) in opposition to any nominee or proposal opposed by such Board of Directors.

          3.10. NO SOLICITATION OF EMPLOYEES. Each Venture Partner hereby agrees that during the term of this Agreement, it will not, and will direct its Representatives (as defined in the LLC Agreement) not to, (i) solicit for employment or advise or recommend to any other person that it solicit for employment any executive officer of the other Venture Partner or any other employee of the other Venture Partner directly involved in the activities of the Joint Venture, (ii) advise or encourage any such executive officer or other employee of the other Venture Partner to terminate his employment with such other Venture Partner, or (iii) interfere or attempt to interfere with the employment or any contractual relationship between the other Venture Partner and any such executive officer or other employee.

          3.11.  WAIVER OF REQUIREMENTS.  Notwithstanding anything in this
Section 3 to the contrary, any of the terms of Sections 3.10 through 3.9 may be waived, in whole or in part, and as to particular transactions or matters, if the Board of Directors of the affected Venture Partner shall have approved such waiver.

          SECTION 4.  TERM OF AGREEMENT.

          This Agreement shall terminate on August 8, 2006; PROVIDED, HOWEVER, that in the event that the LLC Agreement is terminated for any reason, then this Agreement shall terminate upon the later to occur of (i) the 18th month anniversary of such termination, or (ii) such time as such Venture Partner owns Voting Securities of the other Venture Partner representing less than


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2% of the Combined Voting Power of such other Venture Partner's Voting
Securities and, PROVIDED, FURTHER, HOWEVER, that in no event shall this Agreement expire prior to August 8, 1999.

          SECTION 5.  LEGEND AND STOP TRANSFER ORDER.

          To assist in effectuating the provisions of this Agreement, each Venture Partner hereby consents (i) to the placement within 10 business days after any Voting Securities of the other Venture Partner become subject to the provisions of this Agreement, of the following legend on all certificates representing ownership of Voting Securities owned of record or beneficially by the specified Venture Partner, until such shares are sold, transferred or disposed in a manner permitted hereby:

          The securities represented by this certificate are subject to restrictions on voting and transfer as set forth in a Standstill Agreement and a Warrant Agreement by and between the Company and the holder of such securities, and may not be sold, transferred, pledged, hypothecated or otherwise disposed of except in accordance therewith. Copies of said Standstill Agreement and Warrant Agreement are on file at the office of the Corporate Secretary of the Company.

and (ii) to the entry of stop transfer orders with the transfer agent or agents of Company Voting Securities against the transfer by such Venture Partner of Voting Securities of the other Venture Partner except in compliance with the requirements of this Agreement. Each Venture Partner agrees to remove promptly all legends and stop transfer orders with respect to the transfer of Voting Securities made in compliance with the provisions of this Agreement.

          SECTION 6.  REMEDIES.

               Each of the Venture Partners acknowledge and agree that (i) the provisions of this Agreement are reasonable and necessary to protect the proper and legitimate interests of the parties hereto, and (ii) the parties would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to preliminary and permanent injunctive relief to prevent breaches of the provisions of this Agreement by the other parties without the necessity of proving actual damages or of posting any bond, and to enforce specifically the terms and provisions hereof and thereof in any court of the United States or any state thereof having jurisdiction, which rights shall be cumulative and in addition to any other remedy to which the parties may be entitled hereunder or at law or equity.

          SECTION 7.  GENERAL PROVISIONS.

          7.1. CHOICE OF LAW. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California without reference to the choice of laws provisions thereof.


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          7.2.  NOTICES.  All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be decreed to be validly given, made or served when delivered personally, transmitted by telex or telecopier, or deposited in the U.S. mail, postage prepaid, for delivery by express, registered or certified mail, or delivered to a recognized overnight courier service, addressed as follows:

          If to Marshall:

               Marshall Industries
               9320 Telstar Avenue
               El Monte, California  91731
               Attention:  Chief Financial Officer

          If to Wyle:

               Wyle Electronics
               15370 Barranca Parkway
               Irvine, California  92718
               Attention:  Chief Financial Officer

or to such other address as may be specified in a notice given pursuant to this Section. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back if telexed; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. The parties may change the address to which notices are to be given by giving five days' prior notice of such change in accordance herewith.

          7.3. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The parties hereto agree that they will use their best efforts at all times to support and defend this Agreement.

          7.4. CERTAIN TRANSFERS. Each affiliate of a Venture Partner that shall have the right to become the beneficial owner, within the meaning and scope of Section 3 hereof, of Voting Securities of the other Venture Partner shall, promptly upon becoming such owner or holder, execute and deliver to such other Venture Partner, a joinder agreement, agreeing to be legally bound by this Agreement. Neither Venture Partner shall transfer Voting Securities of the other Venture Partner to any affiliate of such first Venture Partner unless the transferee shall agree to be bound by this Agreement in the manner specified above.

          7.5. AMENDMENTS; WAIVERS. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by each party hereto. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or


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privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          7.6. DESCRIPTIVE HEADINGS. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. Reference in this Agreement to Sections are to Sections of this Agreement. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the applicable person or persons may require.

          7.7. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other instruments and agreements referred to herein embody the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements with respect thereto.

          7.8. COUNTERPARTS. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, bears the signatures of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original as against the party whose signature appears thereon, or on whose behalf such counterpart is executed, but all of which taken together shall be one and the same agreement.

          7.9. NO PARTNERSHIP. No partnership, joint venture or joint undertaking is intended to be, or is, formed between the parties hereto or any of them by reason of this Agreement or the transactions contemplated herein.

          7.10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto. All of the terms, covenants and agreements contained in this Agreement are solely for the benefit of the parties hereto, and their respective successors and assigns, and no other parties (including, without limitation, any other shareholder or creditor of either Venture Partner, or any director, officer or employee of such Venture Partner) are intended to be benefitted by, or entitled to enforce, this Agreement.


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          IN WITNESS WHEREOF, the parties hereto intending to be legally bound have duly executed this Agreement, all as of the day and year first above written.

                                   MARSHALL INDUSTRIES


                                   By:
                                      -----------------------------------------
                                   Name:
                                   Title:


                                   WYLE ELECTRONICS


                                   By:
                                      -----------------------------------------
                                   Name:
                                   Title:


                                       S-1